Exhibit 23.2

FELDMAN FINANCIAL ADVISORS, INC.

8804 MIRADOR PLACE

MCLEAN, VA 22102

(202) 467-6862

March 27, 2025

Boards of Directors

Security Bank, s.b.

Security Midwest Bancorp, Inc.

510 East Monroe Street

Springfield, Illinois 62701

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Security Midwest Bancorp, Inc., (ii) the Notice of Intent to Convert of Security Bank, s.b., (iii) the Form AC Application for Conversion of Security Bank, s.b., and any amendments to such filings. We also hereby consent to the inclusion of, summary of, and references to our Conversion Valuation Appraisal and any Conversion Valuation Appraisal Updates and our statements concerning subscription rights and liquidation rights in such filings and amendments, including the prospectus of Security Midwest Bancorp, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

FELDMAN FINANCIAL ADVISORS, INC.